UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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SENTINEL ENERGY SERVICES INC.

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1

2 Disclaimer This Investor Presentation (this “Presentation”) is being provided to a limited number of persons and is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Strike Capital, LLC (the “Company”) or Sentinel Energy Services Inc . (“SES”) or any of their affiliates’ securities (as such term is defined under the U . S . Federal Securities Laws) . Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents, without prior written consent of the Company and SES is prohibited . This Presentation has been prepared to assist interested parties in evaluating the Company, SES and the proposed transaction between the Company and SES and for no other purpose . The information contained herein does not purport to be all - inclusive . The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modeling or back - testing or any other information contained herein . Certain levels, prices and spreads are historical and do not represent current market level, prices or spreads, some or all of which may have changed since the issuance of this Presentation . Any data on past performance, modeling or back - testing contained herein is not indicative as to future performance . The Company and SES assume no obligation to update the information in this Presentation . The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies . This Presentation includes financial forecasts, projections, operational expectations, strategy and other forward - looking statements regarding the Company, its business and prospects that, unless otherwise indicated, were provided by the Company to SES and are within the meaning of the “safe harbor ” provisions of the Private Securities Litigation Reform Act of 1995 . Forward - looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including statements about the Company’s beliefs and expectations and the financial and other projections contained herein . Such forward - looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of the Company are based on the Company’s current expectations that are subject to risks and uncertainties . Accordingly, actual results and performance may differ materially from results or performance expressed or implied by these forward - looking statements . These factors include, but are not limited to : (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreements governing the proposed transaction ; (2) the outcome of any legal proceedings that may be instituted against the parties or the combined company following announcement of the proposed transaction ; (3) the inability to complete the transactions contemplated by the transaction agreements due to the failure to obtain approval of the stockholders of SES or other conditions to closing in the transaction agreements ; (4) high redemptions by SES stockholders ; (5) the risk that the proposed transaction disrupts current plans and operations as described herein ; (6) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability and maintain relationship with suppliers and customers ; (7) costs related to the proposed transaction ; (8) changes in applicable laws or regulations ; (9) the possibility that the combined company may be adversely affected by other economic, business, competitive factors, weather and/or commodity prices ; and (10) other risks and uncertainties described in the preliminary proxy statement filed with the U . S . Securities and Exchange Commission (the “SEC”) by SES on November 26 , 2018 (the “Proxy Statement”), or any future filings made by SES or the Company with the SEC . You are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made, and SES and the Company undertake no obligation to update or review the forward looking statements whether as a result of new information, future events or otherwise . This Presentation includes certain non - GAAP financial measures, including Adjusted EBITDA, unlevered pre - tax free cash flow and free cash flow conversion . These non - GAAP financial measures are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be considered as alternatives to GAAP . Certain non - GAAP financial measures have been calculated only for purposes of the proposed business combination based on management’s estimates and will not necessarily be calculated by the combined company in the same manner post - transaction . These non - GAAP financial measures are included herein because the Company believes such financial measures are key metrics used by management . Other companies may calculate their non - GAAP financial measures differently, and therefore the Company’s non - GAAP financial measures may not be directly comparable to similarly titled measures of other companies . For additional information and a reconciliation of these non - GAAP financial measures to the nearest comparable GAAP financial measures, see the section titled “Adjusted EBITDA Reconciliation” in the Appendix at the end of this Presentation . This Presentation also includes financial forecasts, including, but not limited to, with respect to the Company’s estimated enterprise value, estimated Adjusted EBITDA, estimated unlevered pre - tax cash flow, Adjusted EBITDA CAGR, estimated firm value and estimated EPS for all or some of the period between 2018 E and 2020 E . Neither SES’s nor the Company’s auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . In this Presentation, certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Projections are inherently uncertain due to a number of factors outside of the Company’s control and those set forth in the “Risk Factors” in the Proxy Statement . Accordingly, there can be no assurance that the prospective results are indicative of future performance of the Company or the combined company after the proposed transaction or that actual results will not differ materially from those provided in the prospective financial information . Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Unless otherwise noted, the forecasted industry and market data contained in this Presentation are based upon the Company’s management’s estimates and industry and market publications and surveys from third - party sources . While the Company believes such third - party information is reliable, there can be no assurance as to the accuracy or completeness of the included information . The Company has not independently verified the information provided by third - party sources . The financial information presented herein was derived from the Company’s audited and unaudited financials included in the Proxy Statement, and was also derived from and the Company’s estimates with respect to certain forward - looking or other financial information not found in the audited and unaudited financials . In connection with the proposed transaction, SES filed the Proxy Statement and intends to file a definitive proxy statement and other relevant documentation with the SEC and mail the definitive proxy statement to its stockholders . This Presentation does not contain all of the information that should be considered concerning the proposed transaction . SES’s stockholders and other interested persons are advised to read the Proxy Statement and, when available, the definitive proxy statement and any additional information filed by SES or the Company with the SEC concerning the proposed transaction, as these materials will contain important information about the Company, SES and the proposed transaction . A definitive proxy statement will be mailed to stockholders of SES as of a record date to be established for voting on the proposed transaction . Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference in the proxy statement, without charge, once available, at the SEC’s website at www . sec . gov, or by directing a request to Sentinel Energy Services Inc . , 700 Louisiana Street, Suite 2700 , Houston Texas 77002 , Attention : Kent Jamison, General Counsel and Secretary, (281) 407 - 0686 , kent@cslenergy . com . This Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction . SES and its directors and executive officers may be deemed participants in the solicitation of proxies from SES’s stockholders with respect to the proposed transaction . A list of names of such directors and executive officers and a description of their interests in SES are contained in SES annual report on Form 10 - K for the fiscal year ended December 31 , 2017 , which was filed with the SEC and is available free of charge at the SEC’s website at www . sec . gov, or by directing a request to Sentinel Energy Services Inc . , 700 Louisiana Street, Suite 2700 , Houston Texas 77002 , Attention : Kent Jamison, General Counsel and Secretary, (281) 407 - 0686 , kent@cslenergy . com . Additional information regarding the interests of such directors and executive officers is contained in the Proxy Statement for the proposed transaction . The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from stockholders of SES in connection with the proposed transaction . A list of the names of such directors and executive officers and a description of their interests in the proposed transaction are included in the Proxy Statement for the proposed transaction .

3 SAFETY MOMENT

4 After 15 years, Strike still maintains its founding principles, anchored by a strong safety culture LTIR 2 0.01 TRIR 1 0.42 MAN HRS 3 16.30 …driven by continual focus on improving safety and training Industry leading safety track record… 2011 2012 2013 2014 2015 2016 2017 0.95 0.65 0.73 0.58 0.58 0.46 0.44 Historical TRIR Strike Zero safety culture x 50,000+ Job safety analysis completed x 30,000+ BBS observations reported x 12,000+ Safety inspections conducted x 13,000+ Drug & alcohol tests x 4,000+ Employee OQs authorized x 1,400+ Drivers trained x 650+ CAT leadership sessions held 1 Total Recordable Incident Rate - TTM as of Oct. 2018 2 Lost Time Incident Rate - TTM as of Oct. 2018 3 Total Man Hours, in millions - TTM as of Oct. 2018 Over 20 million man hours worked without a lost time incident Employee injury trend Vehicle accidents trend 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 0 200 400 600 800 1,000 1,200 1,400 1,600 2009 2010 2011 2012 2013 2014 2015 2016 2017 Injuries / 100 employees Work hours/ month (000’s) Work hours (000's) Injury rate 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 2013 2014 2015 2016 2017 Accidents / million miles Million miles Miles / month (million) Accidents / million miles

5 SENTINEL PARTNERSHIP

6 Expected Strike Board of Directors following the proposed transaction Overview Andrew Gould, Chairman of the Board of Directors  40+ years of experience in the oilfield services industry  Prior Chairman and CEO of Schlumberger and former Chairman of BG Group  Current independent director of Saudi Aramco and director of BJ Services Krishna Shivram, Director  25+ years of experience in the oilfield services industry  Prior CEO and CFO of Weatherford and former Vice President at Schlumberger  Current director of Ranger Energy Services and director of Gulfmark Offshore Charlie Leykum, Director  Founding Partner at CSL Capital Management, an energy investment fund with $1.5bn of capital raised  Chairman of BJ Services and director of Ranger Energy Services along with several private businesses  Previously Portfolio Manager at Soros Fund Management and previous experience at Goldman Sachs & Co Jon Marshall, Director  40+ years of experience in the oilfield services industry  Independent Director of Southwestern Energy Company, Cobalt International Energy and Noble Corporation plc  Previously CEO and President of GlobalSanteFe Corporation and subsequently COO of Transocean Ltd. Following its merger with GlobalSantaFe Corporation Marc Zenner, Director  25+ years of experience in the finance industry  Previously Managing Director and Global Group Co - Head of J.P. Morgan Chase & Co. and Global Group Head at Citi  Previously Finance Professor and Chairman at the University of North Carolina at Chapel Hill Steve Pate, CEO and Director  15+ years of experience in the midstream infrastructure sector  Founded Strike in 2003  Has served as CEO of Strike for 15 years Lee Gardner, Director  40+ years of senior corporate leadership and operations experience  Prior Chairman and CEO of Emcon  Extensive private and public company board experience

7 Strike is an established national brand poised for its next chapter of continued growth and expansion Partnership with Sentinel Energy Services offers numerous advantages for growth  Strike is expected to enter the public sphere as the country’s largest pure play midstream energy services provider  Offers immediate access to public capital to fund significant near - term market opportunities, as well as long term growth  Allows management to remain focused on growth without the distraction of a lengthy IPO process  Significantly de - levered balance sheet to offer an unparalleled foundation of financial stability Strike has strategically positioned itself to take advantage of significant market tailwinds, and the access to public capital brought by the transaction with Sentinel is expected to fuel growth over the short and long term.  Experienced and distinguished board of directors bring significant industry expertise, client knowledge, and investor relationships  One Equity Partners and Strike founders retain significant ownership and opportunity for appreciation  Growth is expected to come from  continued organic expansion  addition of new and expansion of existing service lines  select acquisitions

8 STRIKE OVERVIEW

Strike has a 15 year history of providing innovative solutions to the energy industry



2002
Pipeline Safety Improvement Act of 2002
Strike founded and enters Infrastructure and Integrity Services market
Enterprise Products quickly becomes Strike's anchor client with an established integrity program
2005
Establishes an integrity program with Kinder Morgan
2008
Strike acquires R&R/Pickett, its biggest competitor in South Texas
PICKETT
Expands alliance programs in the Central Region
2012
Strike follows established customers into the Major Projects market
Opens the Southwest Region in early response to increased Permian activity
Professionalizes the back office with platform systems and centralized controls in anticipation of future growth
One Equity Partners investment
2014
DELTA DIRECTIONAL
Acquires Delta Directional Drilling to bring a heavily subcontracted service in house
2015
EPC Solutions team proactively addresses changing client needs and dynamics
Acquires Circle K, to enter Bakken and build upon Northeast presence
2016
CROSSFIRE
Acquires Crossfire to become leading service provider in the Permian and solidify presence in the Rockies and Bakken
Acquires Capstone to cement Marcellus and Utica presence
CAPSTONE
BOLT
Establishes Bolt brand to provide I&E services
2018
Expected to become a public company with Sentinel Energy Services transaction
Revenue illustration ($mm)

9

STRIKE

10 Founded in 2003 in response to increased federal regulation and established long standing relationships with top MLPs Strike’s first 10 years were built upon safe delivery of services to top tier clients… Safety above all else Devote in full the money and resources needed to maintain safe work environments for employees and clients Partner with clients Build long term client trust through consistent high quality execution, and above all else do what we say we will do Develop leaders Create a single, cohesive culture of entrepreneurship and community leadership across the company Control risk Maintain a long term view of risk for the company, and always be willing to say ‘no’ if it is the right thing to do 2003 2012  Founded in 2003 after the passage of the Pipeline Safety Improvement Act of 2002  Enterprise Products Partners and Kinder Morgan were early customers, as Strike worked with them to develop their integrity programs to comply with new regulations  Expanded customer integrity programs across the country  Invested in safety , technology , and professionalized back office processes to facilitate growth and to provide consistent client service across geographies  Entered Major Projects market in 2012 in response to client demand …with a relentless focus on our founding principles.

11 By 2013, Strike had grown into a super - regional provider and sought a financial partner to facilitate further growth One Equity Partners fuelled further growth 2013 2018  Strike was an established, super - regional player in the midstream services market with a strong brand and excellent relationships with long - standing customers across Texas , the Southwest , and Central United States  Sought a strong financial partner to provide capital for continued organic and acquisitive growth  One Equity Partners invested in 2013  Following that investment, Strike executed on its plan to:  Continue organic growth in infrastructure and integrity services  Become a premier provider of some of the largest and most difficult major projects in the country  Successful acquisitions cemented regional exposure and brought new service lines in house While growth has been primarily organic, select acquisitions cemented regional exposure x Leading pipeline solutions provider for Marcellus and Utica x Strong safety record with exceptional client service x Today over $100mm in sales 1 x Joined Strike on Jan. 1, 2018, and fully integrated two months later x Leading provider of maintenance and integrity services in the Rockies, Permian and Bakken x Impeccable safety record and cultural fit x Today over 1,000 employees and over $200mm in sales 1 x Joined Strike on Jan. 1, 2017, and fully integrated that year Note: Revenue breakdown in pie chart reflects 2018E revenue composition 1 Management estimates

12 Strike has become a leading infrastructure solutions provider with a heavily diversified, blue chip client base $1.8B 2018E Revenue $ 134 M 2018E Further Adj . EBITDA 2 $1.3B+ Backlog as of August 31, 2018 6,000+ Employees Consolidated financial overview Strike’s top clients Upstream Midstream Financial sponsors Downstream / Other 35%+ 10 yr. Revenue CAGR 1 1 For the period from 2007 to 2017 2 See page 62 for reconciliation from Net income to Further Adjusted EBITDA

Strike serves its clients through its Infrastructure and Integrity Services and Major Projects segments

Infrastructure and Integrity Services

Leading provider of maintenance and integrity services

- Recurring client base. Of the top 50 IIS clients **88% recur** year over year
- Mostly MSA work with over 400 client MSAs
- Embedded crews with high familiarity of clients' assets
- 100% non-union with a primarily local workforce



IIS client relationships
Major Project opportunities

~230 — Number of clients[1]

~$360K — Est. average $ per job[2]

~$1.1B — 2018E revenue

Est. contract mix[3]



Cost plus 6%
Lump sum 3%
T&M 42%
Unit price 50%

Select services

- Integrity Programs
- Local Call-out Programs
- Upgrade Programs
- Technical Services

Major Projects

Provides comprehensive project delivery solutions

- Specializes in **highly technical projects** involving complex installation or development methods
- Primarily a backlog driven business
- 100% non-union

~20 — Number of clients[1]

~$35mm — Est. average $ per job[2]

~$0.7B — 2018E revenue

Select services

- Major Pipeline Installations
- Major Facilities Development

Est. contract mix[3]



Lump sum 11%
Cost plus 18%
T&M 19%
Unit price 53%

[1] Est. for TTM as of Aug. 2018; [2] Management estimates; [3] Estimated 2013-2017

13

STRIKE

14 INFRASTRUCTURE & INTEGRITY SERVICES

15 INFRASTRUCTURE & INTEGRITY SERVICES MARKET DYNAMICS

16 U.S. has a dense and growing network of over 2.6MM miles of pipelines , providing increasing service opportunities Source: Pipeline & Hazardous Material Safety Administration (“PHMSA”), 2018, Bureau of Transportation Statistics Note: Data for U.S.A only U.S network of gas and hazardous liquid pipelines  The Unites States has the densest network of gas and hazardous liquid pipelines in the world , with over 2.6MM miles of pipelines  New pipelines are added every year, and this trend is expected to continue  Owners and operators of pipelines do not internally service most of their assets and instead outsource the majority of the operations and maintenance services to third party vendors  This allows Strike to not only continually service existing pipelines but also expand its footprint and grow with the continued addition of new pipelines 19 39 54 64 75 84 93 97 105 115 126 135 157 0 40 80 120 160 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Number of miles (‘000) Cumulative miles of new gas pipelines added since 2005 Market summary

17 63% 37% 76% 19% 5% Growing pipeline network anchors a strong foundation of operational expenditures for i nfrastructure and integrity s ervices Operational expenditures are expected to be $49bn between 2018 and 2022 Pipeline operational expenditures % opex spend by pipeline diameter (2018 - 2022) % opex spend gas vs. liquid (2018 - 2022) Total opex $49bn Total opex $49bn 0 - 23 24 - 41 42+ Gas Liquid Source: Westwood (2017) Note: Data for North America $8.1 $8.7 $9.1 $9.5 $9.8 $10.2 $10.6 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 2016 2017 2018 2019 2020 2021 2022 Opex ($bn)

18 Aging U.S. infrastructure and associated incidents drive continued regulation and increased public scrutiny Source: US DOT PHMSA 0 20 40 60 80 100 Miles (000s) Miles of pipeline built by decade Oil Natural gas ..which has resulted in dramatic increases in regulation over last 15 years.. 2  More major pipeline regulatory acts in the last 20 years than in the prior 100  2002: Pipeline Safety Act  2011: Pipeline Safety, Regulatory Certainty, and Job Creation Act  2016: PIPES Act ..with the majority of pipelines still unregulated or in the process of becoming regulated.. 3 ... and continuing population encroachment triggering pre - established increases to compliance requirements 4  Current regulatory framework requires more rigorous compliance standards as population encroaches the assets  Over half of the pipelines in the United States were built before 1970  Older pipelines are inherently less safe and provide less efficient product transportation than new or rehabilitated pipelines  Asset owners care deeply about safety , integrity , and efficiency of their assets  Public awareness of asset owners continues to increase Public awareness of pipeline owners and the risks of aging pipelines continues to increase.. 1  High profile pipeline explosions and political debate are increasing public awareness of pipeline owners Continued rising of public awareness and scrutiny and increases to asset regulation is a known and certain outcome for which asset owners are preparing  Significant amount of existing pipelines still remain unregulated  New regulations continuously considered to bring additional pipeline assets under regulatory control

As a result, clients are investing heavily in the maintenance of their assets and looking for safe, **high quality service providers**



ENBRIDGE
2017
ainability Report
>26,700
pipeline inspections completed on our liquids and natural gas pipelines and distribution network covering more than 212,000 km (132,500 mi) of our pipeline system across Canada and the U.S.
349
in-line inspections and
1,769
integrity digs across our liquids and natural gas systems
>$1.9 billion
spent on programs that help us maintain system fitness and detect leaks across our operations in Canada and U.S.
Our goal at Enbridge is, and will always be, the prevention of all incidents. Prevention is a key element of our multi-layered approach to pipeline and facility safety—and maintenance or 'integrity' digs are a critical component of our prevention program.
$3.78 billion
PIPELINE SAFETY
At Enterprise, safety is our top priority and is at the core of our value system. We promote a culture in which all personnel share the same commitment to health and safety excellence and recognize that this requires personal involvement at all levels of management. At Enterprise, we recognize that safety breeds
Maintenance Expenses & Sustaining Capital
Delivering energy responsibly
preventative maintenance programs
Investment in integrity and preventative maintenance programs (CAD$ M)
2013 2014 2015 2016 2017
Investment for natural gas and liquids pipelines 376 550 803 809 1,061

+

Safety and project execution are a strategic focus for large asset owners and majors[1]

Client	Safety	Operational execution
Enbridge	✓	✓
Kinder Morgan	✓	✓
TransCanada	✓	✓
Enterprise Products Partners L.P.	✓	✓
Energy Transfer	✓	✓
Exxon	✓	✓
Chevron	✓	✓
bp	✓	✓
Shell	✓	✓

Source: [1] Per company filings

19

STRIKE

20 In addition, the midstream services industry is un dergoing transformational changes with clear continuing trends 1. Client Consolidation 2. Immense Service Outsourcing 3. Centralized Client Procurement 4. Supplier Consolidation Overview of industry transformation Client asset owners and pipeline assets are consolidating at a rapid pace  Client combinations offer the opportunity to provide services to a larger footprint of assets  Longstanding relationships create a high degree of familiarity with client assets; these relationships tend to persist through acquisitions and consolidations  Larger clients result in larger wallet share potential + + + 1 10 36 75 84 0 16 52 83 14 35 50 50 24 87 177 217 2002 2005 2012 2018 (000s miles of pipeline) KMI ET EPD Large operators are consolidating their asset networks  Combined, KMI, ET, and EPD have grown their pipelines at a 15% CAGR since 2002

21 Strike is dominant in the midstream maintenance market with a clear growth advantage in the transforming market Clients continue to outsource an increasing majority of their operations & maintenance work  Clients rely on third party providers for the vast majority of routine operations & maintenance work to keep their assets in service  Any residual internal client capabilities were largely purged during the 2014 - 2015 downturn  It is inefficient for clients to keep in - house resources to service a single asset portfolio; external resources can service multiple client portfolios within similar geographies 2 Clients are leveraging technology to centralize procurement functions 3  Clients are highly focused on leveraging technology to centralize procurement away from a local or regional procurement model  Procurement decisions becoming more data driven with focus on logistic efficiencies  Clients continually welcoming alternative procurement proposals that drive efficiencies in - line with their objectives 4 0 5 10 15 20 25 30 Previously Today Example Client – Number of Service Providers in Region Clients are actively consolidating an unmanageable number of service providers  High levels of client aggregation have left larger clients with an unwieldy number of suppliers  Some clients report having over 70,000 service providers with clear directive to reduce to more manageable levels  Asset owners continue to consolidate their vendor relationships away from mom - and - pops, and they turn to Strike for a full - service provider with high emphasis on certainty of project execution

22 INFRASTRUCTURE & INTEGRITY SERVICES OPERATING FOCUS

23 Integrity programs Local call out programs Upgrade programs Technical services Est. Contract mix 2 Number of clients Est. average $ per job ~230 ~$360K 75% MSA Unit price 55% T&M 35% Cost plus 7% Lump sum 3% 2 3 4 1 Est. Project mix 1  Recurring client base. Of the top 50 IIS clients 88% recur year over year  Mostly MSA work with over 400 client MSAs  Embedded crews with high familiarity of clients’ assets  100% non - union with a primarily local workforce Leading provider of maintenance and integrity services Est. MSA revenue 3 MSA and Multi - Project 75% Other 25% Select services Est. MSA % 3 1 Management estimates; 2 Estimated 2013 - 2017; 3 Management estimate based on MSA and multi - project contract revenue 2013 to Sept 30, 2018

24 Integrity programs  Ongoing asset integrity and maintenance programs  Work often traverses an entire client asset 1

25  Enhancements and upgrades to existing assets  Often driven by federal or state regulatory requirements Upgrade programs 2

26  Embedded teams work closely with clients  Perform routine maintenance and emergency call - out services Local call out programs 3

27  In - line inspection  Hydrostatic testing  Instrumentation & electrical  Chemical Cleaning Technical Services 4  Engineering & design  Fabrication  Directional drilling

28 INFRASTRUCTURE & INTEGRITY SERVICES GROWTH POSITION

29 x Strategically rebranded an existing Instrumentation & Electrical service line within the One Strike platform x Separate branding allows sales to a broader market of contractors and other service providers x In the first year after rebranding, the business grew to over 260 employees in four local regions x Leading pipeline solutions provider for Marcellus and Utica x Today over $100mm in sales 1 x Joined Strike on Jan. 1, 2018, and fully integrated two months later Strike has a proven record of growth through both organic expansion and targeted acquisitions x Leading provider of maintenance and integrity services in the Rockies, Permian and Bakken x Today over 1,000 employees and over $200mm in sales 1 x Joined Strike on Jan. 1, 2017, and fully integrated that year Organic 77% Select acquisitions Organic start - up Proven growth history Strike’s historical growth is primarily organic , but the company has also had success growing through select acquisitions  5 acquisitions since inception  Targets must share commitment to safety, client service, and culture $1.8bn 2018E revenue Acquisitions 23% Note: Revenue breakdown in pie chart reflects 2018E revenue composition 1 Management estimates Geographic Expansion Service Line Expansion + Strike Acquisition Approach Strike primarily targets acquisitions that help it consolidate service line or geographic coverage for its clients  Geography : High performing targets in sub - markets that Strike is targeting for expansion  Service Line : High performing targets offering a service that Strike currently subcontracts or the client contracts for directly

30 Bakken Niobrara Haynesville Permian Barnett Scoop Marcellus San Juan Piceance Uinta Powder River Utica Eagle Ford Fayetteville Stack The midstream services industry is highly regional and geographically fragmented Clients prefer full - service vendors  Historically, regional services have been provided by local mom - n - pop vendors with single - basin coverage  As customers consolidate and aggregate assets across larger geographic footprints, they prefer full - service providers who can deliver  Unlimited regional coverage  Project certainty  Consistent resources  Full complement of services  Safe execution  Collaboration between service lines  Strike can replace numerous local service providers for a client, and is doing so for customers across the country.  No public companies compete with Strike across all geographies or service lines Strike continues to consolidate a fragmented market

Strike has an unrivalled national presence in key U.S. energy markets with a proven history of expansion

Geographic footprint & evolution

Strike's promise

- Strike promises its clients consistent, high quality service across their entire asset footprint

Strike's position

- Strike has unmatched geographic service coverage for its clients:
  - Anticipate multiple new locations opening in the next 12 months
  - Clear line of sight for numerous other locations and sub-markets to support new Strike locations in the years that come


2018
>30 locations
Western
Est. in 2013 and bolstered in Rockies & Bakken by Crossfire acquisition
Eastern
Est. In 2014 and expanded presence with acquisition of Capstone
Central
Includes national roving crew alliance programs
Southwest
Est. in 2012 and grown to be the premier midstream service provider in the Permian
South Texas
Founded in 2003, Strike's roots are in the Eagle Ford and South Texas region
Bakken
Powder River
Niobrara
Uinta
Piceance
San Juan
Permian
Stack
Scoop
Barnett
Fayetteville
Haynesville
Eagle Ford
Utica
Marcellus
Oil
Gas
Liquids-rich gas
Gas hub
Crude oil hub
Strike locations

2003
1 location



2008
3 locations



2013
8 locations



31

STRIKE

32 Strike has a proven track record of displacing local competition with its clients when it enters new geographies Strike has expanded with its clients, resulting in a national footprint with room to grow 2013 2018 1 region 48% 2 regions 28% 3 regions 10% 4 regions 2% 5 regions 6% 6 regions 6% Regional dispersion of top 50 clients Selected examples of regional expansion with existing clients Client 1 Client 2 Client 3 2013 2018 Number of clients

33 Strike has an unparalleled breadth of service offering , but still has a clear opportunity to continue expanding its services x Integrity Testing x Hydro testing plan and design x Hydro Pressure Testing x Drying x Chemical Cleaning x Pigging services x Inline inspection x Verification & Anomaly Digs x ILI data verification excavations x Leak detection x NDE weld inspection x Right of Way, Site, and Access Maintenance x Mowing and general maintenance x Pipeline exposure repair x Access road clearing and repair x Land Reclamation x Equipment and buried line removal x Soil reclamation x Erosion controls installation x Re - seeding and landscaping x Remediation & Repair Digs x Pipe cutout and replacement x Sleeve reinforcement x Composite wrap installation x Coating repair, removal, and re - coating x Non - friable asbestos removal and containment x Emergency Call - out Services x Hot Tapping, plugging, and isolation x Landslide/Slip Mitigation & Repair x Drill & Crossing Repair x Existing pipe extraction x Drill/bore repair or reinstallation x Pipeline Class Change and Upgrade Projects x Pipeline removal and replacement x Pipeline abandonment x Pipeline reversals x Instrumentation & Electrical Services x Engineering & Professional Services x Procurement Services x Upstream Facility Services x Tank battery installation and repair x Contract pumping services x Pump jack maintenance and repair x Separator installation and repair x LACT unit installation x Crane and equipment relocation x Painting and coating x Midstream Facility Services x Compressor expansion , maintenance, and modification x Meter Stations/Skids installation and fabrication x Amine Treatment installation/fabrication x Gas Processing maintenance x Measurement installation x Material Fabrication x Roustabout Services x Rig Cleaning x Hauling & Transport Logistics Plus, Strike provides many, many more services in addition to those listed above! Illustrative list of services and direct offering estimates Strike provides a holistic set of operations and maintenance services, but still has gaps in its service coverage to fill

34 Existing midstream service providers offer fragmented services to clients with no consolidated service offering x Integrity Testing x Hydro testing plan and design x Hydro Pressure Testing x Drying x Chemical Cleaning x Pigging services x Inline inspection x Verification & Anomaly Digs x ILI data verification excavations x Leak detection x NDE weld inspection x Right of Way, Site, and Access Maintenance x Mowing and general maintenance x Pipeline exposure repair x Access road clearing and repair x Land Reclamation x Equipment and buried line removal x Soil reclamation x Erosion controls installation x Re - seeding and landscaping x Remediation & Repair Digs x Pipe cutout and replacement x Sleeve reinforcement x Composite wrap installation x Coating repair, removal, and re - coating x Non - friable asbestos removal and containment x Emergency Call - out Services x Hot Tapping, plugging, and isolation x Landslide/Slip Mitigation & Repair x Drill & Crossing Repair x Existing pipe extraction x Drill/bore repair or reinstallation x Pipeline Class Change and Upgrade Projects x Pipeline removal and replacement x Pipeline abandonment x Pipeline reversals x Instrumentation & Electrical Services x Engineering & Professional Services x Procurement Services x Upstream Facility Services x Tank battery installation and repair x Contract pumping services x Pump jack maintenance and repair x Separator installation and repair x LACT unit installation x Crane and equipment relocation x Painting and coating x Midstream Facility Services x Compressor expansion , maintenance, and modification x Meter Stations/Skids installation and fabrication x Amine Treatment installation/fabrication x Gas Processing maintenance x Measurement installation x Material Fabrication x Roustabout Services x Rig Cleaning x Hauling & Transport Logistics Plus, Strike provides many, many more services in addition to those listed above! Illustrative list of services and direct offering estimates Strike provides a holistic set of operations and maintenance services, but still has gaps in its service coverage to fill Illustrative list of services and direct offering estimates Various prof. service firms Various local providers

35 Strike plans to continue bringing new service lines in house and quickly distribute them across its existing client network Select service line expansion examples 4.4 5.5 2.5 Division Region 2010 2011 2012 2013 2014 2015 2016 2017 2018 Hydro - testing & ILI support services TX - NM - LA x Midwest x Arkoma x Bakken x Southeast x Mid - Atlantic x Marcellus - Utica x Instrumentation & Electrical TX - NM - LA x Arkoma x Marcellus - Utica x Rockies x Southeast x Midwest x ▪ Trenching ▪ Pipe stringing ▪ Painting and sandblasting ▪ HDD / Boring 4.4 5.5 2.5 5.7 6.3 Strike directly performs the majority of the services it provides for it clients 1 Despite high self - perform ratio, Strike still spends over $300mm per year in subcontracted services, some of which could be performed directly A B …and has a proven history of expanding service lines across its existing distribution network Strike has opportunity to bring additional subcontracted services in - house… Self - perform 78% Subcontract 22% 132 118 137 197 339 2013 2014 2015 2016 2017 Appx Subcontractor Spend ($mm) ▪ I&E ▪ X - Ray / NDT ▪ Hydro testing ▪ Crane services ▪ Nitrogen services 1 Job costs as of TTM ending Sept 30, 2018

36 Services Strike Offers Services Strike Subcontracts Services Customer Subcontracts Services Strike Offers Services Strike Subcontracts Services Customer Subcontracts Services Strike Offers Services Strike Subcontracts Services Customer Subcontracts Strike has been consistently expanding its breadth of service offerings to provider a broader, holistic offering to clients 2003 2008 2013 2018 Services Strike Offers Services Strike Subcontracts Services Customer Subcontracts Note: Per management estimates and for illustrative purposes only; does not represent a percentage of Strike revenue

37 As Strike’s clients, geography, and service offerings continue to expand, it will continue to press into adjacent asset markets Utilities & Fiber  Strike continues to install water, utility and fiber lines for some of the key players in this market  Strike services local pipeline systems used to transmit and distribute natural gas from transmission lines to end consumers Gas Distribution  Strike has found a niche in servicing and installing pipeline systems and facilities used to process oil, gas and other chemicals Downstream 0 100 200 300 400 500 600 700 800 2006 2008 2010 2012 2014 2016 2018 Number of customers Total number of clients  Strike has rapidly grown by following clients as they expand into new geographies or need additional services  Strike’s clients have begun expanding into other asset markets, with asset service needs outside of the core midstream space  Strike continues to add new clients every year, continuously broadening Strike’s exposure to other end markets  Strike has a natural line of sight to expand into servicing other assets for its growing client base Natural progression to other asset maintenance markets

38 MAJOR PROJECTS

39 MAJOR PROJECTS MARKET DYNAMICS

40 Global export demand for U.S. production is driving greater need for midstream infrastructure across all product lines Strike’s Major Projects segment provides installation and construction for midstream assets of all kinds for all end markets in the midstream space, including oil, gas, NGL, petrochemicals, and any other products. Strike is agnostic to the commodity flowin g through assets Major Projects market drivers are global and agnostic to commodity

41 56% 44% Global export demand provides a strong base of asset construction in the years ahead Capital expenditures are expected to be $59bn between 2018 and 2022 Capital expenditures and additional KMs % capex spend by pipeline diameter (2018 - 2022) % capex spend gas vs. liquid (2018 - 2022) 22% 64% 14% Total capex $59bn Total capex $59bn 0 - 23 24 - 41 42+ Gas Liquid Source: Westwood (2017) Note: Data for North America $11.8 $13.6 $11.6 $11.5 $11.7 $11.9 $11.9 19.3 19.3 17.0 16.9 17.7 17.7 17.8 0.0 5.0 10.0 15.0 20.0 25.0 $0.0 $3.0 $6.0 $9.0 $12.0 $15.0 2016 2017 2018 2019 2020 2021 2022 Additional km (000s) Capex ($bn)

42 In addition, recent market trends in the midstream construction space support Strike’s differentiated offering International majors with high standards for safety and quality continue to make further investment in U.S. land 1  High profile international majors are investing more in U.S. land production  Majors desire safe, high quality servicer providers giving Strike a strong advantage against the competition New financially backed entrants and non - traditional owners continue to enter the market 2  More than 100 private equity - backed 1 management teams are at work in North America’s midstream industry  These clients look to Strike for a full suite of services, integrated EPC capabilities, and strong project execution / / + De - bottlenecking of supply takeaway in the Permian, Marcellus, and other basins provides clear near term upside 3  Pipeline takeaway capacity has created bottleneck on transport of product out of the Permian  Other basins, such as the Marcellus, are showing similar signs of potential surges in takeaway needs  These takeaway constraints are causing tremendous demand for additional pipeline projects and for quick time - to - market solutions such as Strike’s EPC offering  The building of additional long haul transport lines additionally increases the market expectation for shorter connection work Source: 1 Bain & Company

43 MAJOR PROJECTS OPERATING FOCUS

Pipeline Installation

Pipeline installation is an **extension of the programmatic solutions** Strike has offered clients since its founding

- Highly technical installations
- Congested area or urban installations
- Large scale project or programmatic solutions

Maintenance roots



MP employees who currently/previously worked in IIS 52%
MP employees 48%

Est. MSA Revenue[4]



Other 44%
MSA and Multi-Project 56%

Facilities Development

Facility solutions offering that couples well with Strike's **holistic service model**

- Compressor, meter, and regulatory stations
- Storage and tank terminals
- Civil site preparation

Est. Project Mix

~20 — Number of clients[1]

~$35mm — Est. average $ per job[2]

Est. contract mix[3]



Lump sum 11%
Cost plus 18%
T&M 19%
Unit price 53%

Key differentiators

- Embedded EPC offering
- Unrivaled technical proficiency
- Large project size or scale
- Unmatched geographic advantage

[1] Est. for TTM as of Aug. 2018; [2] Management estimates; [3] Estimated 2013-2017; [4] Management estimate based on MSA and multi-project contract revenue 2013 to Sept 30, 2018.

44

STRIKE

45 Highly Technical  Strike specializes in highly technical solutions and holds multiple world records for various installation techniques  Has a competitive advantage on projects in congested locations or difficult terrains and on projects requiring use of complex installation or construction

46 Other Major Projects 34% 1 EPC - led Major Projects 66% 1 Early involvement with projects Engineering for efficient development Mitigates client execution risk + + EPC or Multi - project  Strike has been crafting programmatic, full service multi - project solutions for its clients since it founding  Boasts the market’s leading consolidated in - house EPC solution  Strike is unrivaled in its ability to realize installation efficiencies for clients 1 Percentage of TTM July 2018 revenues

47 Size or Scale  Strike recently completed the largest U.S. pipeline project constructed in the last 50 years  In the large diameter pipeline and major facilities space, Strike only contends with a very small group of contractors with these capabilities

48 Geographic Advantage  Strike’s foundational roots are in the heart of major pipeline corridors in Texas, Louisiana, and Oklahoma, with new local presence in the Northeast  Extraordinarily well positioned for near - term Permian takeaway projects

49 MAJOR PROJECTS GROWTH POSITION

50 Strike has a strong backlog looking ahead to 2019 (as of August 31, 2018), with majority in Major Projects Strike has a strong backlog and a clear line of sight to additional opportunities for years to come $0.5 $1.1 $1.5 $1.2 $1.2 $1.3 2015 2016 2017 Q1 2018 Q2 2018 Aug. 2018 Note: Backlog is calculated as the remaining revenue on uncompleted contracts plus the amount of revenue on contracts for whi ch work has not begun plus the trailing four month average of MSA or comparable revenues run out for 18 months or the end of the contract 1 Includes announced and unannounced projects not currently awarded to Strike or potential projects tracked through 2022 Backlog as of period end ($bn) Plus Over $22B Opportunities Actively Tracked 1

51 Expected build - out of highly complex infrastructure in the heart of Strike’s founding region to continue long into the future Strike maintains a dominant position in its founding region 1 Market outlook uniquely favors Strike with a wave of large regional transmission projects being built in the Gulf Coast region Build - out is being driven by North American producers increasingly serving the global market with LNG and crude oil exports expected to significantly increase Fertilizer Brownsville Eagle Ford Exports Permian Piped gas exports to Mexico Methanol Ethane cracker LNG export projects approved Key pipeline corridors Strike location Key Transmission projects are expected to be the precursor to the build - out of highly complex laterals Texas gas is exported via pipeline to Mexico and via LNG liquefaction terminals to the rest of the world 2 3 4 Strike expects this Gulf Coast build - out to continue for years into the future as new terminals and facilities are added and pipelines are installed to connect the infrastructure 5

52 ONE STRIKE

53 Culture and community are linked at Strike. Strike’s Campaign for Change exists to bring Strike employees together from across the country to assist the communities where we work and serve.  40,000 hours volunteered from 3,100 employees  $3.6mm collected in donations  4 disaster relief efforts  8 international aid trips attended by 140+ employees Strike’s unified platform provides clients a single provider for asset services and mitigates risk with centralized controls Centralized controls x Commercial terms x Bid submissions and estimating x Client contracts x Client rate sheets and pricing x Client invoicing and collections Cohesive management teams share customer relationships and resources across brands, segments, regions, and service lines Culture and community x Subcontractor qualification and contracts x Supplier qualification and contracts x Real estate leases and management x Employee compensation, benefits, and status changes One Strike Collaborative management Global technology platform and reporting All Strike business units operate on the same systems as one company, with single pane of glass management visibility, allowing the Company to scale efficiently Strike’s platform is designed to liberate the field so its employees can focus on delivering first - class, consistent service to its clients

54 FINANCIAL SUMMARY

55 Sources Current price $10.00 Shares (no warrants) 88.7 Equity value $887 (Less): Cash (33) Enterprise value (“EV”) $854 EV / Further Adj. EBITDA: Further Adj. EBITDA 4 FY 2018E $134 6.4x FY 2019E 155 5.5x Indicative transaction overview Sources and uses and total capitalization ($mm) – assumes no redemptions Uses Cash to existing shareholders $124 Repayment of projected debt at closing 320 Shareholder rollover 306 Invacor Acquisition 18 Transaction Costs 27 Cash to Balance Sheet 10 Sponsor shares 86 Total uses $891 Implied valuation at $10.00 per share Sentinel IPO proceeds 1 $349 PIPE proceeds 2 150 Shareholder rollover 306 Sponsor shares 86 Total sources $891 Note: Assumes target capital structure at close 1 Reflects the gross proceeds from STNL IPO and assumes no redemptions of public shares by STNL shareholders 2 Includes $18MM of equity consideration for Invacor acquisition 3 Assumes $10 share price 4 See page 62 for reconciliation from Net income to Further Adj. EBITDA Ownership breakdown 3 Sentinel public 39% CSL Capital Management 4% One Equity Partners 21% Pate family and executive management 14% Fidelity 12% Sentinel sponsor 10%

56 Defining Strike’s public comparables across the IIS and MP segments Strike  Majority of revenue comes from infrastructure and integrated services  Business characteristics include highly repeatable client base with MSA focus  Strong platform that is ideally set - up for further growth and consolidation Infrastructure and Integrity Services  Significant national integrity service exposure  Business characteristics include repeatable client base with MSA focus  Different end - market exposure Major Projects  Larger proportion of revenue usually comes from larger projects  Maintenance / integrity work is typically a smaller component  Different end - market exposure

57 Gross profit ($mm) Unlevered pre - tax free cash flow 3 ($mm) Further Adjusted EBITDA 2 ($mm) $51 $97 $134 $155 $185 2016A 2017A 2018E 2019E 2020E Historical and projected financials Strong growth profile with attractive levels of free cash flow 1 2017 results are not pro forma results for Capstone 2 See page 62 for reconciliation from Net income to Further Adj. EBITDA 3 Unlevered pre - tax free cash flow defined as Further Adj. EBITDA – Net capital expenditures; see page 62 for reconciliation from Net income to Unlevered pre - tax free cash flow 4 Free cash flow conversion defined as (Further Adj. EBITDA – Net capital expenditures) / Further Adj. EBITDA Infrastructure and Integrity Services segment Major Projects segment Margin (%): 6% 7% 8% 8% 9% $25 $80 $117 $126 $155 2016A 2017A 2018E 2019E 2020E $0.3 $0.6 $1.1 $1.1 $1.3 $0.5 $0.8 $0.7 $0.8 $0.8 $0.8 $1.4 $1.8 $1.9 $2.1 2016A 2017A 2018E 2019E 2020E Revenue ($ bn ) 1 1 1 FCF conversion 4 (%): 48% 82% 87% 81% 84% $24 $38 $114 $143 $160 $52 $100 $79 $97 $115 $76 $138 $193 $240 $275 2016A 2017A 2018E 2019E 2020E Margin (%): 10% 10% 11% 13% 13% 1

58 0% 5% 10% 15% 20% 25% 30% 35% 40% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 2016A - 2019E EBITDA Growth 2016A - 2019E Revenue Growth Strike projects superior revenue and EBITDA growth compared to peers Source : Company filings, FactSet . Market data as of 1 / 4 / 2019 Note : Strike EBITDA shown further adjusted for all adjustments

59 Strike investment merits 1 Strike is at the forefront of the customer trend to consolidate vendors 2 Customers have to continually maintain their assets which provides sticky and recurring revenue 3 Strike is a scalable platform with a proven track record of robust organic growth coupled with strategic M&A 4 Sector is relatively insulated from commodity market fluctuations due to focus on Opex related services 5 6 Transaction is attractively structured at a significant discount to peers Strike has achieved a revenue CAGR north of 35% over the last 10 years 1 1 For the period from 2007 to 2017 Exceptional management team that will be mentored by a highly experienced Board

60 APPENDIX

Comparable companies

	Strike	IIS	IIS	MP	IIS	MP	MP	IIS	MP	IIS	IIS Median	MP Median	Overall Median
(in million of USD)	Strike	Aegion	Emcor	MasTec	Mistras	Primoris	Quanta	Shawcor	SNC Lavalin	Team			
Share Price ($)	$10.00	$17.32	$60.27	$42.69	$14.78	$19.78	$31.17	$13.48	$34.77	$15.20			
x FDSO (in mms)	88.700	33.504	58.124	78.698	28.738	51.552	148.631	71.077	176.324	31.573			
Equity Value	**$887**	**$580**	**$3,503**	**$3,360**	**$425**	**$1,020**	**$4,633**	**$958**	**$6,131**	**$480**			
Plus: Net Debt	($33)	$238	($80)	$1,704	$133	$310	$862	$50	$2,212	$361			
Plus: Other	0	1	4	2	0	5	1	(20)	(269)	0			
Enterprise Value	**$854**	**$820**	**$3,428**	**$5,066**	**$558**	**$1,335**	**$5,496**	**$987**	**$8,073**	**$841**			
Current Dividend / Share	$0.00	$0.00	$0.32	$0.00	$0.00	$0.24	$0.04	$0.46	$0.89	$0.00			
Growth Metrics													
2016A - 2018E Revenue Growth	*55.1%*	*3.7%*	*2.6%*	*15.9%*	*3.8%*	*20.6%*	*19.9%*	*7.5%*	*10.1%*	*2.3%*	13.7%	17.9%	8.8%
2016A - 2019E Revenue Growth	*36.4*	*2.9*	*2.9*	*13.8*	*4.6*	*18.2*	*14.4*	*7.2*	*8.8*	*3.7*	10.8	14.1	8.0
2016A - 2020E Revenue Growth	*29.4*	*2.6*	*2.7*	*11.2*	*4.8*	*14.3*	*11.8*	*9.0*	*7.6*	*3.7*	10.4	11.5	8.3
2017A - 2019E Revenue Growth	*16.4*	*(1.0)*	*3.4*	*7.0*	*5.7*	*17.7*	*10.0*	*(4.5)*	*5.3*	*5.4*	7.9	8.5	5.6
2017A - 2020E Revenue Growth	*14.4*	*(0.1)*	*2.9*	*5.9*	*5.7*	*12.8*	*8.0*	*1.6*	*5.0*	*4.9*	6.8	6.9	5.3
2016A - 2018E EBITDA Growth	*61.8%*	*(5.0%)*	*11.2%*	*22.5%*	*1.0%*	*21.6%*	*27.7%*	*37.3%*	*38.2%*	*(8.5%)*	24.6%	25.1%	24.6%
2016A - 2019E EBITDA Growth	*44.7*	*0.7*	*9.3*	*17.4*	*7.3*	*22.9*	*21.7*	*32.3*	*28.6*	*6.3*	22.3	22.3	22.3
2016A - 2020E EBITDA Growth	*37.9*	*2.1*	*7.5*	*15.2*	*4.7*	*19.2*	*18.5*	*33.5*	*22.6*	*10.6*	18.8	18.8	18.8
2017A - 2019E EBITDA Growth	*26.1*	*(2.2)*	*3.9*	*9.3*	*19.4*	*19.1*	*19.7*	*(27.9)*	*3.9*	*40.6*	19.2	14.2	19.2
2017A - 2020E EBITDA Growth	*23.8*	*0.6*	*3.3*	*9.2*	*11.5*	*15.5*	*16.2*	*(10.7)*	*4.7*	*35.0*	13.5	12.4	13.5
Valuation Metrics													
Enterprise Value /													
2018E EBITDA	6.4x	8.1x	7.1x	7.1x	7.4x	6.8x	6.3x	9.9x	10.2x	11.6x	7.1x	6.9x	7.4x
2019E EBITDA	5.5	7.1	6.7	6.6	6.1	5.4	5.7	8.0	9.2	8.1	5.9	6.1	6.7
2020E EBITDA	4.6	6.7	6.5	6.0	6.3	5.0	5.2	5.9	8.6	6.5	5.5	5.6	6.7

Source: Company filings, FactSet. Market data as of 1/4/2019
Note: Strike EBITDA shown further adjusted for all adjustments

61

STRIKE.

62 Further Adjusted EBITDA reconciliation $ millions 2016A 2017A 2018E Net income / (loss) ($12) $14 Income tax expense 1 1 Interest expense 13 37 Depreciation and amortization 47 42 EBITDA $48 $94 $108 Adjustments: Equity based compensation $3 $3 $3 Transaction related costs -- -- 5 Adjusted EBITDA $51 $97 $116 Project profit normalization -- -- 18 Further Adjusted EBITDA $51 $97 $134 Less: Strike Net c apital expenditures 26 17 17 Unlevered pre - tax free cash flow $25 $80 $117 1 1 Non - cash charges related to compensation expense recognized under stock option plans or otherwise accrued or realized from any deferred equity compensation plan or grants of equity appreciation or similar rights, equity options, restricted equity or other similar rights officers, directors, and employees 2 For non - recurring fees, cash charges and other cash expenses made or incurred in connection with the contemplated Transaction that are paid or otherwise accounted for 2 3 3 A one - time commercial contract settlement entered into in the third quarter of 2018 in anticipation of the proposed business combination. We include the $17.9 million adjustment in calculating Further Adjusted EBITDA because Sentinel and Strike believe the commercial contract settlement to which this amount relates to be attributable to Strike’s anticipation of the business combination and therefore not indicative of Strike’s normal operating results. As such, Sentinel and Strike considered this settlement amount to be relevant in evaluating Strike’s financial results in connection with the business combination. However, Strike does not intend to present Further Adjusted EBITDA as part of its historical financial results following the consummation of the business combination. Note: Columns may not sum due to rounding